Exhibit 5.1.2

                 [Letterhead of Richards, Layton & Finger, P.A.]




                                 March 17, 1999



Mellon Auto Receivables Corporation
One Mellon Bank Center Fourth Floor
Pittsburgh, Pennsylvania  15758


          Re:       Mellon Auto Trust 199_-_
                    REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 333-65271)

Ladies and Gentlemen:

          We have acted as special Delaware counsel for Mellon Auto Receivables Corporation (the "Registrant") in connection with the Registration Statement, as amended (File No. 333-65271)(the "Registration Statement") on Form S-3, including a prospectus, as supplemented by the prospectus supplement on Form 1 (the "Prospectus"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the proposed offering from time to time in one or more series (each, a "Series") by one or more Delaware business trusts (collectively, the "Trusts") of asset backed notes (the "Notes") and asset backed certificates (the "Certificates," and, together with the Notes, the "Securities"). As set forth in the Registration Statement, each Series of Securities may be issued under and pursuant to the terms of a separate trust agreement, sale and servicing agreement and indenture, except that certain series of securities may be issued under and pursuant to the terms of separate pooling and servicing agreements (as to which such securities and related documents we do not opine). This opinion is being delivered to you at your request.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of copies of the following:

          (a) The form of Trust Agreement (the "Trust Agreement")(including the form of Certificate of Trust attached as Exhibit B thereto) attached as Exhibit
4.4 to the Registration Statement;

          (b) The form of Indenture (the "Indenture") attached as Exhibit 4.3 to the Registration Statement;

          (c) The form of Sale and Servicing Agreement (the "Sale and Servicing Agreement") attached as Exhibit 10.1 to the Registration Statement; and

          (d) The Registration Statement.

          Capitalized terms used herein and not otherwise defined are used as defined in or by reference in the Trust Agreement.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed (i) the conformity with the originals of all documents submitted to us as copies or forms, and (ii) the genuineness of all signatures.

          For purposes of this opinion, we have assumed (i) that the Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, (ii) the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us,
(iv) except to the extent provided in paragraph 4 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the receipt by each Person to whom a Certificate is to be issued by the Trust (collectively, the "Certificateholders") of a Certificate and the payment for the Certificate acquired by it, in accordance with the Trust Agreement and the Registration Statement, and (vi) that the Certificates are issued and sold to the Certificateholders in accordance with the Trust Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement (except for this opinion and the consent contained herein) and assume no responsibility for its contents.

          This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. When the Trust Agreement in respect of which we have participated as your counsel has been duly authorized by all necessary corporate action and has been duly executed and delivered, it will constitute a valid and binding obligation of the Registrant enforceable in accordance with its terms.

          2. When the issuance, execution and delivery of the Certificates in respect of which we have participated as your counsel have been duly authorized by all necessary corporate action, and when such Certificates have been duly executed, delivered and authenticated by the Owner Trustee, and sold as described in the Registration Statement, such Certificates will be validly issued, and subject to the qualifications set forth in paragraph 3 below, fully paid and non- assessable undivided beneficial interests in the assets of their respective Trusts.


          3. The Certificateholders (other than the holder of the GP Interest), as beneficial owners of each Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Certificateholders may be obligated to make payments as set forth in the Trust Agreement. We further note that the holder of the GP Interest will have affirmative payment and other obligations as set forth in Section 2.7 of the Trust Agreement.

         4. Under the Trust Agreement and the Business Trust Statute, each Trust will have the trust power and authority to execute, deliver and perform the Indenture and the Sale and Servicing Agreement, to issue the Notes (as defined in the Indenture) and to grant the Trust Estate to the Trustee (as defined in the Indenture) as security for the Notes (as defined in the Indenture).

          5. Under the Trust Agreement and the Business Trust Statute, the execution, delivery and performance of the Indenture and the Sale and Servicing Agreement, and the issuance of the Notes will have been duly authorized by all necessary trust action on the part of each Trust.

          The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent transfer, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution. We express no opinion regarding provisions of the Trust Agreement that purport to restrict transfers of beneficial interests in the Trusts by operation of law.


          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" or "Legal Opinions" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder with respect to any part of the Registration Statement, including this exhibit. We also consent to Stroock & Stroock & Lavan LLP's relying as to matters of Delaware law upon this opinion in connection with an opinion to be rendered by it on the date hereof.

                                    Very truly yours,

                                    /s/ Richards, Layton & Finger, P.A.


BJK/CDR